Exhibit 99.1

KFORCE REPORTS FIRST QUARTER 2019 REVENUE FROM CONTINUING OPERATIONS OF $326.7 MILLION
TECH FLEX IMPROVES TO 9.8% YEAR-OVER-YEAR GROWTH PER BILLING DAY
EPS FROM CONTINUING OPERATIONS OF $0.32 PER SHARE; ADJUSTED EPS FROM CONTINUING OPERATIONS OF $0.38 PER SHARE
TAMPA, FL, May 1, 2019 — Kforce Inc. (Nasdaq: KFRC), a provider of professional staffing services and solutions, today announced results for the first quarter of 2019.
Financial Highlights
•The GS segment, consisting of our KGS and TraumaFX® businesses, has been reported as discontinued operations for the quarter ended March 31, 2019 and 2018 and assets held for sale as of March 31, 2019 and December 31, 2018.
•Revenue from continuing operations for the quarter ended March 31, 2019 was $326.7 million compared to $317.4 million for the quarter ended March 31, 2018, an increase of 4.6% per billing day.
•Flex revenue for the quarter ended March 31, 2019 increased 4.6% per billing day over the comparable period in 2018. Year-over-year growth for Tech Flex was 9.8% per billing day, while FA Flex declined 11.7% per billing day.
•Gross profit margin decreased 70 basis points in the quarter ended March 31, 2019 from the comparable period in 2018.
•SG&A as a percentage of revenue for the quarter ended March 31, 2019 of 24.4% decreased 40 basis points from the comparable period in 2018. As adjusted, SG&A as a percentage of revenue was 23.8%1, a decrease of 100 basis points from 24.8% in the comparable period in 2018.
•Operating margin for the quarter ended March 31, 2019 was 3.6%. As adjusted, operating margin was 4.2%1, which increased from 3.8% in the comparable period in 2018.
•Income from continuing operations for the quarter ended March 31, 2019 was $8.0 million, or $0.32 per share. As adjusted, income from continuing operations was $9.5 million2, or $0.38 per share2. Income from continuing operations for the quarter ended March 31, 2018 was $8.0 million, or $0.32 per share.
•Operating cash flows during the three months ended March 31, 2019 were $11.8 million compared to $10.3 million in the three months ended March 31, 2018.
•We returned $19.0 million of capital to our shareholders in the form of dividends of $4.4 million and stock repurchases of $14.6 million during the quarter ended March 31, 2019.
Management Commentary
David L. Dunkel, Chairman and Chief Executive Officer commented, “We are pleased with our first quarter results, especially as it relates to the performance of our largest business, Tech Flex, which grew 9.8% year-over-year on a billing day basis. Our Tech Flex business continues to benefit from improving bill rates and longer assignment durations, which we believe is related to the acute labor shortage, especially with highly-skilled resources. The pace of digital transformation continues to be rapid, forcing organizations across all industries to increase their technology investments. We believe the secular drivers of technology are transcending traditional cyclical patterns as business models are transformed."
Mr. Dunkel continued, "We completed the divestiture of KGS effective April 1, 2019 and continue to make progress in the pursuit of strategic alternatives for our TraumaFX® business. All of our revenues are now derived from domestic professional and technical staffing services and solutions."
Joseph J. Liberatore, President, said, “We believe that the broad-based growth we are experiencing in Tech Flex is a result of the actions taken and investments made over the last several years to better segment our client portfolio and optimize the alignment of our associates within the portfolio. We are pleased with the progress in improving associate productivity, and also the improved retention of our associates.”
End Notes:
1 A non-GAAP financial measure, see Reconciliation of SG&A and Operating Margin in the Adjusted Financial Performance Measures section.
2 A non-GAAP financial measure, see Reconciliation of Tax Impact and Profitability in the Adjusted Financial Performance Measures section.

David M. Kelly, Chief Financial Officer, said, “We continue to make solid progress improving our profitability as we grow and converting this revenue growth and improved profitability levels into higher levels of operating cash flow. During the first quarter of 2019, we repurchased approximately 0.4 million shares on the open market at a total cost of $14.6 million. We expect to continue to return significant capital to our shareholders for the remainder of 2019 given the more than $90 million in net cash proceeds from the KGS divestiture. We are also pleased to announce that our Board of Directors approved a second quarter cash dividend of $0.18 per share, which will be payable on June 21, 2019 to shareholders of record as of the close of business on June 7, 2019."
Guidance and Outlook
Looking forward to the second quarter of 2019, there will be 64 billing days, as compared to 63 billing days in the first quarter of 2019 and 64 billing days in second quarter of 2018. Revenue per billing day from continuing operations in the first quarter of 2019 was $5.2 million. Current estimates for the second quarter of 2019 related to our continuing operations are:
•Revenue of $338 million to $343 million
•Earnings per share of $0.64 to $0.66
•Gross profit margin of 29.7% to 29.9%
•Flex gross profit margin of 27.0% to 27.2%
•SG&A expense as a percent of revenue of 22.8% to 23.0%
•Operating margin of 6.3% to 6.5%
•Effective tax rate of 26.0%
Conference Call
On Wednesday, May 1, 2019, Kforce will host a conference call at 8:30 a.m. E.T. to discuss these results. The dial-in number is (877) 344-3890 and the conference passcode is Kforce. The prepared remarks for this call and webcast are available on the Investor Relations page of the Kforce Inc. website (http://investor.kforce.com/) in the Events & Presentations section.
The replay of the call will be available from 11:30 a.m. E.T., Wednesday, May 1, 2019 through May 8, 2019 by dialing (855) 859-2056, passcode 4523869.
About Kforce, Inc.
Kforce Inc. is a professional staffing services and solutions firm that specializes in the areas of Technology and Finance and Accounting. Each year, our network of over 50 offices and two national recruiting centers provide opportunities for 34,000 highly skilled professionals who work with over 4,000 clients, including 70% of the Fortune 100. At Kforce, our promise is to deliver great results through strategic partnership and knowledge sharing. For more information, please visit our Web site at http://www.kforce.com.
Michael R. Blackman, Chief Corporate Development Officer
(813) 552-2927

Cautionary Note Regarding Forward-Looking Statements
Certain of the above statements contained in this press release, including the return of significant capital to our shareholders for the remainder of 2019 and estimated financial performance for the second quarter, are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Factors that could cause actual results to differ materially include the following: business conditions, growth in temporary staffing and the general economy; competitive factors, risks due to shifts in the market demand; a reduction in the supply of candidates or the Firm's ability to attract such candidates; the success of the Firm in attracting and retaining revenue-generating talent; changes in the service mix; ability of the Firm to repurchase shares; the occurrence of unanticipated expenses; the effect of adverse weather conditions; changes in our effective tax rate; changes in government regulations, laws and policies that are adverse to our businesses; risk of contract performance, delays or termination or the failure to obtain new assignments or contracts, or funding under contracts; changes in client demand and our ability to adapt to such changes; continued performance of and improvements to our enterprise information systems, and the risk factors listed from time to time in the Firm’s reports filed with the Securities and Exchange Commission, including the Firm’s Form 10-K for the fiscal year ending December 31, 2018, as well as assumptions regarding the foregoing. In particular, the Firm makes no assurances that the estimates of continuing operations will be achieved or that we will continue to increase our market share, successfully manage risks to our revenue stream, successfully put into place the people and processes that will create future success or further accelerate our revenue. The terms “should,” “believe,” “estimate,” “expect,” “intend,” “anticipate,” “foresee,” “plan” and similar expressions and variations thereof contained in this press release identify certain of such forward-looking statements, which speak only as of the date of this press release. As a result, such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Future events and actual results may differ materially from those indicated in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements and the Firm undertakes no obligation to update any forward-looking statements.

Kforce Inc.
Summary of Operations
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended
	Mar. 31, 2019	Dec. 31, 2018	Mar. 31, 2018
Revenue by segment:
Technology	$255,643	$252,750	$236,497
Finance and accounting	71,095	77,627	80,944
Total Revenue	326,738	330,377	317,441
Direct costs	233,562	232,656	224,904
Gross profit	93,176	97,721	92,537
GP %	28.5%	29.6%	29.2%
Flex GP %	25.8%	27.1%	26.5%
Selling, general and administrative expenses	79,813	77,154	78,797
Depreciation and amortization	1,650	1,692	1,751
Income from operations	11,713	18,875	11,989
Other expense, net	923	868	1,344
Income from continuing operations, before income taxes	10,790	18,007	10,645
Income tax expense	2,816	4,409	2,660
Income from continuing operations	7,974	13,598	7,985
Income from discontinued operations, net of tax	18,881	2,758	1,190
Net income	$26,855	$16,356	$9,175

Earnings per share – diluted:
Continuing operations	$0.32	$0.54	$0.32
Discontinued operations	0.75	0.11	0.05
Earnings per share – diluted	$1.07	$0.65	$0.37

Weighted average shares outstanding - diluted	25,019	25,257	25,094
Adjusted EBITDA	$15,897	$22,750	$15,877

Billing days	63	62	64

Kforce Inc.
Consolidated Balance Sheets
(In Thousands)
(Unaudited)

	March 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$259	$112
Trade receivables, net of allowances	220,520	210,559
Income tax refund receivable	113	319
Prepaid expenses and other current assets	7,956	7,699
Current assets held for sale	26,688	29,773
Total current assets	255,536	248,462
Fixed assets, net	28,940	34,322
Other assets, net	56,429	36,664
Deferred tax assets, net	7,642	7,147
Goodwill	25,040	25,040
Noncurrent assets held for sale	51,025	28,273
Total assets	$424,612	$379,908
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$32,151	$32,542
Accrued payroll costs	40,311	39,384
Current portion of operating lease liabilities	5,861	—
Other current liabilities	1,398	1,616
Income taxes payable	7,809	4,553
Current liabilities held for sale	17,609	12,263
Total current liabilities	105,139	90,358
Long-term debt – credit facility	82,500	71,800
Long-term debt – other	1,092	1,359
Other long-term liabilities	55,339	43,509
Noncurrent liabilities held for sale	1,970	4,551
Total liabilities	246,040	211,577
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	719	719
Additional paid-in capital	450,276	447,337
Accumulated other comprehensive income	1,184	1,296
Retained earnings	259,356	237,308
Treasury stock, at cost	(532,963)	(518,329)
Total stockholders’ equity	178,572	168,331
Total liabilities and stockholders’ equity	$424,612	$379,908

Kforce Inc.
Key Statistics
(Unaudited)

	Q1 2019	Q4 2018	Q1 2018
Total Firm
Total Revenue (000’s)	$326,738	$330,377	$317,441
GP %	28.5%	29.6%	29.2%
Flex revenue (000’s)	$314,981	$319,102	$306,046
Flex GP %	25.8%	27.1%	26.5%
Direct Hire revenue (000’s)	$11,757	$11,275	$11,395
Placements	770	695	853
Average fee	$15,260	$16,227	$13,362
Billing days	63	62	64
Technology
Total Revenue (000’s)	$255,643	$252,750	$236,497
GP %	26.9%	28.0%	27.6%
Flex revenue (000’s)	$250,216	$248,151	$231,496
Hours (000’s)	3,335	3,354	3,178
Flex GP %	25.3%	26.6%	26.1%
Direct Hire revenue (000’s)	$5,427	$4,599	$5,001
Placements	300	245	278
Average fee	$18,106	$18,744	$18,021
Finance and Accounting
Total Revenue (000’s)	$71,095	$77,627	$80,944
GP %	34.3%	34.8%	33.6%
Flex revenue (000’s)	$64,765	$70,951	$74,550
Hours (000’s)	1,772	2,026	2,196
Flex GP %	27.8%	28.7%	27.9%
Direct Hire revenue (000’s)	$6,330	$6,676	$6,394
Placements	470	450	575
Average fee	$13,447	$14,854	$11,115

Kforce Inc.
Revenue Growth Rates
(Per Billing Day)
(Unaudited)

	Year-Over-Year Revenue Growth Rates
	(Per Billing Day)
	Q1 2019	Q4 2018	Q3 2018	Q2 2018	Q1 2018
Billing Days	63	62	63	64	64
Tech Flex	9.8%	9.0%	10.3%	9.8%	6.7%
FA Flex	(11.7)%	(11.7)%	(11.8)%	(9.4)%	(7.9)%
Total Flex	4.6%	3.6%	4.5%	4.7%	2.8%

Kforce Inc.
Non-GAAP Financial Measures
(In Thousands, Except Per Share Amounts)
(Unaudited)

In addition to our financial results presented in accordance U.S. GAAP, Kforce may use certain non-GAAP financial measures, which we believe provide useful information to investors in evaluating our core operating performance. The following non-GAAP financial measures presented may not provide information that is directly comparable to that provided by other companies, as other companies may calculate such financial results differently. The Company’s non-GAAP financial measures are not measurements of financial performance under GAAP and should not be considered as alternatives to amounts presented in accordance with GAAP. The Company views these non-GAAP financial measures as supplemental and they are not intended to be a substitute for, or superior to, the information provided by GAAP financial results. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures is provided below.

Free Cash Flow
“Free Cash Flow”, a non-GAAP financial measure, is defined by Kforce as net cash provided by operating activities determined in accordance with GAAP, less capital expenditures. Management believes this provides an additional way of viewing our liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows and is useful information to investors as it provides a measure of the amount of cash generated from the business that can be used for strategic opportunities including investing in our business, making acquisitions, repurchasing common stock or paying dividends. Free Cash Flow is limited, however, because it does not represent the residual cash flow available for discretionary expenditures. Therefore, we believe it is important to view Free Cash Flow as a complement to our Unaudited Condensed Consolidated Statements of Cash Flows. For the three months ended March 31, 2019 and 2018, Free Cash Flows includes results from discontinued operations.

	Three Months Ended March 31,
	2019	2018
Net income	$26,855	$9,175
Non-cash provisions and other	(9,632)	5,445
Changes in operating assets/liabilities	(5,434)	(4,370)
Net cash provided by operating activities	11,789	10,250
Capital expenditures	(1,496)	(1,469)
Free cash flow	10,293	8,781
Change in debt	10,700	6,677
Repurchases of common stock	(14,875)	(12,038)
Cash dividend	(4,406)	(2,973)
Other	(1,565)	(569)
Change in cash and cash equivalents	$147	$(122)

Adjusted EBITDA
“Adjusted EBITDA”, a non-GAAP financial measure, is defined by Kforce as net income before income from discontinued operations, net of taxes, depreciation and amortization, stock-based compensation expense, interest expense, net and income tax expense. Adjusted EBITDA should not be considered a measure of financial performance under GAAP. Items excluded from Adjusted EBITDA are significant components in understanding and assessing our past and future financial performance, and this presentation should not be construed as an inference by us that our future results will be unaffected by those items excluded from Adjusted EBITDA. Adjusted EBITDA is a key measure used by management to assess our operations including our ability to generate cash flows and our ability to repay our debt obligations and management believes it provides a good metric of our core profitability in comparing our performance to our competitors, as well as our performance over different time periods. Consequently, management believes it is useful information to investors. The measure should not be considered in isolation or as an alternative to net income, cash flows or other financial statement information presented in the consolidated financial statements as indicators of financial performance or liquidity. The measure is not determined in accordance with GAAP and is thus susceptible to varying calculations. Also, Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies.
In addition, although we excluded amortization of stock-based compensation expense because it is a non-cash expense, we expect to continue to incur stock-based compensation in the future and the associated stock issued may result in an increase in our outstanding shares of stock, which may result in the dilution of our stockholder ownership interest. We suggest that you evaluate these items and the potential risks of excluding such items when analyzing our financial position.

	Three Months Ended
	March 31, 2019	Dec. 31, 2018	March 31, 2018
Net income	$26,855	$16,356	$9,175
Income from discontinued operations, net of tax	18,881	2,758	1,190
Income from continuing operations	7,974	13,598	7,985
Depreciation and amortization	1,650	1,692	1,751
Stock-based compensation expense	2,534	2,162	2,184
Interest expense, net	923	889	1,297
Income tax expense	2,816	4,409	2,660
Adjusted EBITDA from continuing operations	$15,897	$22,750	$15,877
Adjusted EBITDA from continuing operations for the three months ended March 31, 2019 was negatively impacted by $2.0 million of severance and other costs due to actions taken as a result of the KGS divestiture.

Adjusted Financial Performance Measures
The "Adjusted Financial Performance Measures" present non-GAAP financial information and should not be considered a measure of financial performance under generally accepted accounting principles. These measures are presented as an alternative method for assessing the Company’s operating results in a manner that is focused on the performance of our underlying operations. Each of these measures are intended to provide greater consistency, comparability and clarity of our results. Management uses this non-GAAP financial information to assess the Company's core operating results and consequently, management believes it is similarly useful information to investors. During the three months ended March 31, 2018, the Firm did not have any adjusted financial performance measures.

	Three Months Ended
	March 31, 2019
	Reported (GAAP)	Adjustments (1)	Adjusted (Non-GAAP)
Reconciliation of SG&A and Operating Margin:
Selling, general and administrative expenses	$79,813	$(2,035)	$77,778
SG&A as a percentage revenue	24.4%	(0.6)%	23.8%
Income from operations	$11,713	$2,035	$13,748
Operating margin	3.6%	0.6%	4.2%

Reconciliation of Tax Impact and Profitability:
Income from continuing operations, before income taxes	$10,790	$2,035	$12,825
Income tax expense (2)	$2,816	$531	$3,347
Income from continuing operations	$7,974	$1,504	$9,478
Earnings per share from continuing operations - diluted	$0.32	$0.06	$0.38
(1) Includes $2.0 million of pre-tax ($1.5 million after-tax) severance and other costs due to actions taken as a result of the KGS divestiture.
(2) The tax rate utilized for the adjustments was our quarterly effective tax rate from continuing operations of 26.1%.